Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(138,238,400)
Unrealized Gain (Loss) on Market Value of Futures	26,893,240
Interest Income	358,562
ETF Transaction Fees	20,000
Total Income (Loss)	$(110,966,598)

Expenses
Investment Advisory Fee	$370,060
K-1 Tax Expense	93,310
Brokerage Commissions	91,862
Audit Fees	31,000
NYMEX License Fee	17,902
SEC & FINRA Registration Expense	15,500
Legal Fees	11,762
Non-interested Directors' Fees and Expenses	7,655
Total Expenses	$639,051
Net Gain (Loss)	$(111,605,649)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/08	$795,897,147
Additions (4,100,000 Units)	96,521,968
Withdrawals (3,500,000 Units)	(85,098,956)
Net Gain (Loss)	(111,605,649)

Net Asset Value End of Period	$695,714,510
Net Asset Value Per Unit (29,900,000 Units)	$23.27

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2008 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502